UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

PVH CORP.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

PVH

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

PVH CORP.

ANNUAL MEETING OF STOCKHOLDERS

June 18, 2020
8:45 a.m. ET

by virtual meeting at
http://web.lumiagm.com/222385086.

Please see reverse side for log-in information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 18, 2020.

Notice is hereby given that the Annual Meeting of Stockholders of PVH Corp. will be by virtual meeting at http://web.lumiagm.com/222385086 on June 18, 2020 at 8:45 a.m. ET.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and PVH's 2019 Annual Report are available at www.proxydocs.com/pvh .

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you to request or receive the printed meeting materials. Please make your request in accordance with the instructions on the reverse side of this Notice on or before June 6, 2020 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR all of the nominees in Proposal 1 and FOR proposals 2, 3 and 4:

1. Election of Directors
   1(a) Mary Baglivo
   1(b) Brent Callinicos
   1(c) Emanuel Chirico
   1(d) Joseph B. Fuller
   1(e) V. James Marino
   1(f) G. Penny McIntyre
   1(g) Amy McPherson
   1(h) Henry Nasella
   1(i) Edward R. Rosenfeld
   1(j) Craig Rydin
   1(k) Judith Amanda Sourry Knox
2. Approval of the advisory resolution on executive compensation
3. Approval of amendments to the Company's Stock Incentive Plan
4. Ratification of auditors
5. In their discretion, the persons named in the proxy are authorized to vote upon such other business as to properly come before the meeting

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THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/pvh

- Use the Internet to vote your proxy 24 hours a day, 7 days a week.
- Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available.
- Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via: :Internet/Mobile – Access the Internet and go to www.investorelections.com/pvh . Follow the instructionsto log in, and order copies. (Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone,and follow the instructions to log in and order copies. *Email – Send us an email at paper@investorelections.com with “PVH Materials Request” in the subject line.The email must include: •The 11-digit control # located in the box in the upper right hand corner on the front of this notice. •Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials. •If you choose email delivery you must include the email address. •If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent”and include the last 4 digits of your Tax ID number in the email.Important Information about the Notice of Proxy Materials This Notice is provided to stockholders of PVH Corp. in place of the printed materials for the upcoming Annual Meeting.Information about the Notice: The Securities and Exchange Commission permits Internet-based delivery of proxy materials. Companies can send Notices, rather than printed proxy materials, to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.To log into the virtual meeting, please follow the instructions below:•Visit http://web.lumiagm.com/222385086 on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible.•To register as a stockholder, select “I have a Control Number.” If you are a visitor, select “General Access.”•As a stockholder, you will then be required to enter your control number, which is located in the upper right hand corner on the reverse side of this Notice.•The Meeting Code is PVHCORP2020 (case sensitive).•As a visitor, you will be prompted to complete first name, last name and email address.•When successfully authenticated, the info screen will be displayed. You can view company information, ask questions and watch the webcast.